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                                                               Exhibit 10.8.2

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                              FORBEARANCE AGREEMENT

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         THIS FORBEARANCE AGREEMENT, dated as of January 24, 2002 (the
"AGREEMENT") is between STRATUS SERVICES GROUP, INC. ("STRATUS"), and SOURCE ONE PERSONNEL (together with its successors and assigns, hereinafter referred to as "SOURCE ONE").

         WHEREAS, Stratus executed and delivered a Note to Source One dated July 27, 2001 in the principal amount of $600,000.00, which Note constituted partial payment for certain assets sold to Stratus by Source One by Asset Purchase Agreement dated July 27, 2001 (the "PURCHASE AGREEMENT"), which Note, including interest, was due and payable in full on January 27, 2002 ("NOTE 1"); and

         WHEREAS, pursuant to the Purchase Agreement, Status also delivered to Source One a Note in the amount of $1,800,000.00 dated July 27, 2001, which Note requires quarterly installment payments of principal and interest, commencing one hundred and twenty (120) days after July 27, 2001 ("NOTE 2") (Note 1 and
Note 2 are referred to as the "NOTES"); and

         WHEREAS, Stratus has notified Source One that is will be unable to make the January 28, 2002 payment due under Note 1 and will be unable to make the payment due under Note 2, due March 27, 2002, and hereby acknowledges that upon non-payment on the dates due, it will be in default under the Notes and has requested Source One to forbear from exercising its rights and remedies under the Notes in accordance with the terms of the Purchase Agreement and the Security Agreement; and

         WHEREAS, Source One has agreed to such forbearance in accordance with the terms herein.

         NOW THEREFORE, Stratus and Source agree as follows:

1.       FORBEARANCE

         1.01 Stratus acknowledges that when payment is not made under Note1 on January 28, 2002 and under Note2 on March 27, 2002, it will be in default of the payment and performance of the Notes and performance of the Security Agreements securing the Notes. Stratus acknowledges that Source One, upon non-payment of the amounts due under either Note by Status on the date due,, will be entitled to exercise all of its rights and remedies under the Notes and Security Agreements, as well as the Purchase Agreement without regard to any cure periods under the Notes and without further notice to or demand on Status.

         1.02 Source One is willing to forbear from exercising its rights and remedies under the Notes, the Security Agreements and the Purchase Agreement (the "DOCUMENTS") until April 30, 2002, or until the sale of the Stratus Engineering Division, if earlier, (the "FORBEARANCE PERIOD"), provided that such forbearance is on the terms and conditions set forth in this Agreement and, further provided, that except as expressly waived in this Agreement, such forbearance does not expressly waive or otherwise prejudice the rights and remedies of Source One.

         1.03 At the expiration of the Forbearance Period, subject to no Event of Termination occurring, all principal and interest due under the Notes at that time shall be paid in full.

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2.  REPRESENTATIONS AND WARRANTIES OF STRATUS

         2.1      Stratus represents and warrants to Source One:

                  2.1.1 They have requested that Source One forbear from exercising its rights and remedies under the Documents against Stratus, and that such request is in the best interests of Stratus.

                  2.1.2 They reaffirm all the terms and conditions of the Documents and acknowledge that except as provided herein, they will be in default upon non-payment by the due dates for payments as provided under the Notes without regard to any cure periods, and the Notes will continue to be due and payable in accordance with these terms. They further affirm that Stratus is justly indebted to Source One as set forth in this Agreement and that the Notes and Documents are not subject to any defenses, setoffs, recoupment or counterclaims whatsoever against Source One.

         2.2 Nothing herein shall be construed as requiring Source One to extend the Forbearance Period.

         2.3 In the event that any bankruptcy or insolvency proceeding is filed by or against Stratus, Source One shall be absolutely and unconditionally entitled to relief from the automatic stay with respect to the Acquired Business and Assets as defined under the Purchase Agreement. Stratus hereby consents to, shall not oppose or contest, and shall not request or cause any Creditor's Committee or any party in interest to oppose or contest, any application for relief from the automatic stay which may be filed by Source One.

         2.4 The persons acting on behalf of the Stratus have been duly authorized and have all requisite authority to bind the Stratus to this Agreement.

         2.5 Stratus has obtained any and all consents and/or waivers of third parties, required to be obtained by Stratus to execute and deliver this Agreement and perform its obligations thereunder.

         2.6 Status has entered into a agreement of sale to sell its engineering division to SEA Consulting Services Corporation by agreement executed and dated January 24, 2002 (the "Engineering Agreement").

3.       EVENTS OF TERMINATION

         3.1 The occurrence of any one or more of the following events shall constitute an Event of Termination hereunder:

                  3.1.1 The insolvency of Stratus or the failure of Stratus to pay its debts or liabilities to the Source One as they become due or if Stratus makes an assignment for the benefit of creditors, or a petition in bankruptcy.

                  3.1.2 Failure of Stratus to pay when due, any sum that Stratus is required to pay under this Agreement or under the Documents, or the failure of Stratus to perform any obligation that Stratus is required to perform under this Agreement or any of the Documents, as amended by this Agreement.

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                  3.1.3 Failure of Stratus to perform or observe any term,
covenant, warranty or agreement contained in this Agreement or in any of the Documents.

                  3.1.4 Failure of Stratus to pay any indebtedness (other than as evidenced by the Documents or this Agreement) or any interest or premium thereon, when due or within any grace period allowed therefor, whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration by demand or otherwise; or Stratus shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than the Documents or this Agreement) when required to be performed or within any grace period allowed therefor, if the effect of such failure is to accelerate or to permit the holder(s) of such indebtedness to accelerate the maturity of such indebtedness.

                  3.1.5 The termination, cancellation or breach of the Engineering Agreement by either party.

                  3.1.6 Payment by Stratus of the amounts due under Note 1 and then due and owing under Note 2 as of the date of payment.????


4.       RIGHTS AND REMEDIES

         4.1 Upon the occurrence of any Event of Termination, except a payment by Stratus under paragraph 3.1.6 above, Source may, at its option, with or without notice to Stratus, as permitted by law, do any one or more of the following:

                  4.1.1 Enforce the original Documents, in accordance with their terms, without further notice or opportunity to cure the existing defaults.

                  4.1.2 Exercise any and all rights and remedies pursuant to the Documents, in such manner and in any order as Source One in its sole and exclusive discretion determines.

5.       GENERAL PROVISIONS

         5.1 This Agreement shall not be construed to reinstate the Documents or cure any existing defaults by Stratus. Except as expressly modified by this Agreement, all terms and conditions of the Documents shall remain in full force and effect. To the extent any provision of this Agreement conflicts with a provision in the Documents, the terms of this Agreement shall prevail.

         5.2 The failure of Source One at any time or times hereafter to require strict performance by Stratus of any of the provisions, warranties, terms and conditions contained herein in this Agreement or in the Documents shall not waive, affect or diminish any right of Source Once at any time or times thereafter to demand strict performance thereof. No rights of Source One hereunder shall be deemed to have been waived by any act or knowledge of Source One, its agents, officers or employees. No waiver by Source One of any of its rights shall operate as a waiver of any other of its rights or any of its rights on a future occasion.

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         5.3 This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated herein and such understanding shall not be modified except in writing signed by or on behalf of the parties hereto.

         5.4 Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement. Furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

         5.5 This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of New Jersey and shall in all respect be governed, construed, applied and enforced in accordance with the laws of said State.

         IN WITNESS WHEREOF, Stratus and Source One agree to the terms of this Agreement and acknowledge receipt of a true copy of this Agreement.


ATTEST:                                       STRATUS SERVICES GROUP, INC.


 /s/ Joseph J. Raymond                     /s/ Michael A. Maltsman
_________________________________      By:________________________________
                                           Michael A. Maltsman,
                                           Chief Financial Officer


                                       SOURCE ONE PERSONNEL, INC.

                                            /s/ James Radvany
_________________________________      By:________________________________
                                           James Radvany, President